UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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NEW HAMPSHIRE THRIFT BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 1, 2015

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of the Stockholders of New Hampshire Thrift Bancshares, Inc., the holding company for Lake Sunapee Bank, fsb, to be held on May 14, 2015, at 10:00 a.m., Eastern time, at the Lake Sunapee Bank Building, 1868 Room, 9 Main Street, Newport, New Hampshire 03773.

The attached Notice of Annual Meeting of Stockholders and proxy statement describe the formal business that we will transact at the Annual Meeting. In addition to the formal items of business, management will report on the operations and activities of New Hampshire Thrift Bancshares, Inc. and Lake Sunapee Bank, and you will have an opportunity to ask questions.

The Board of Directors has determined that an affirmative vote on the matters to be considered at the Annual Meeting is in the best interests of New Hampshire Thrift Bancshares, Inc. and its stockholders and unanimously recommends a vote “FOR” Proposals 1, 2, 3, 4 and 5.

Please complete, sign and return your proxy card promptly, whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of New Hampshire Thrift Bancshares, Inc. and Lake Sunapee Bank, fsb, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely,

Stephen W. Ensign

Chairman

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

9 Main Street

P.O. Box 9

Newport, New Hampshire 03773

(603) 863-0886

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	Thursday, May 14, 2015

TIME	10:00 AM, Eastern time

PLACE	Lake Sunapee Bank 1868 Room 9 Main Street Newport, New Hampshire 03773

ITEMS OF BUSINESS

(1)    Election of the four director nominees to serve for a term stated in the attached proxy statement.

(2)    Ratification of the appointment of Shatswell, MacLeod & Co., P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

(3)    Consideration and approval of a non-binding advisory resolution on the compensation of our named executive officers.

(4)    Consideration and approval of an amendment to our Amended and Restated Certificate of Incorporation to change the name of our Company from New Hampshire Thrift Bancshares, Inc. to Lake Sunapee Bank Group.

(5)    Consideration and approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 30,000,000.

(6)    Consideration of any other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

RECORD DATE	The record date for the Annual Meeting is March 20, 2015. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

PROXY VOTING

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please submit the enclosed proxy or voting instructions by mail, telephone or Internet. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from the record holder.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at the offices of New Hampshire Thrift Bancshares, Inc. for a period of 10 days prior to the Annual Meeting until the close of such meeting.

By Order of the Board of Directors,

Laura Jacobi

Corporate Secretary

Newport, New Hampshire

April 1, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 14, 2015

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are available free of charge at www.edocumentview.com/NHTB

Page
INFORMATION ABOUT THE ANNUAL MEETING	1
General	1
Notice Regarding the Availability of Proxy Materials	1
Quorum	1
Voting Rights	2
Voting Procedures	2
Required Vote	3
Effect of Broker Non-Votes and Abstentions	3
Revoking Your Proxy	3
Solicitation of Proxies	4
Stockholder Proposals	4
Obtaining an Annual Report on Form 10-K	4
PROPOSAL 1 – ELECTION OF DIRECTORS	5
General	5
Vote Required	5
Our Recommendation	5
Information About Our Board of Directors	5
Information About Our Executive Officers Who Are Not Directors	8
Corporate Governance	8
PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	15
General	15
Vote Required	15
Our Recommendation	15
Principal Accounting Fees and Services	15
Preapproval Policies and Procedures	15
PROPOSAL 3 – NON-BINDING ADVISORY RESOLUTION ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS	17
General	17
Vote Required	17
Our Recommendation	17
Non-Binding Advisory Resolution	17
PROPOSAL 4 – AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME	18
General	18
Vote Required	18
Our Recommendation	18
Text of the Proposed Amendment	18
Effect of the Proposed Amendment	18
PROPOSAL 5 – AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000 TO 30,000,000	19
General	19
Vote Required	19
Our Recommendation	19
Text of the Proposed Amendment	19
Reasons for the Proposed Amendment	19
Effect of the Proposed Amendment	20
Potential Impact if the Amendment is Not Adopted	20

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

9 MAIN STREET

P.O. BOX 9

NEWPORT, NEW HAMPSHIRE 03773

(603) 863-0886

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING

GENERAL

New Hampshire Thrift Bancshares, Inc., a Delaware corporation, owns all of the capital stock of Lake Sunapee Bank, fsb (the “Bank”). Our common stock is listed on The NASDAQ Global Market (“NASDAQ”) under the symbol “NHTB.” As used in this proxy statement, “we,” “us,” “our” and “Company” refer to New Hampshire Thrift Bancshares, Inc. and/or its subsidiaries, depending on the context. The term “Annual Meeting,” as used in this proxy statement, means the 2015 annual meeting of stockholders and includes any adjournment or postponement of such meeting.

We have sent you this proxy statement and the proxy card because our Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may vote by proxy over the telephone, Internet or by mail, and your votes will be cast for you at the Annual Meeting. This process is described below in the section entitled “Voting Procedures.”

We made available this proxy statement, the Notice of Annual Meeting of Stockholders and the proxy card on or about April 1, 2015, to all stockholders entitled to vote. If you owned our common stock at the close of business on March 20, 2015, the record date, you are entitled to vote at the Annual Meeting. On the record date, there were 8,264,082 shares of common stock outstanding.

A paper copy of these proxy materials will be delivered to any stockholder requesting such a copy at no charge within three business days of our receipt of the request. Please write to Computershare Trust Company, N.A., 250 Royall Street, Canton, Massachusetts 02021 to request a paper copy. If you request paper copies by mail, these materials will also include the proxy card for the Annual Meeting.

NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. All stockholders of record will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet and how to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 3, 2015 to all stockholders of record entitled to vote at the Annual Meeting. We will send you a proxy card, along with a second Notice, on or after April 13, 2015.

QUORUM

A quorum of stockholders is necessary to hold a valid meeting. If the holders of at least one-third of the total number of the outstanding shares of our common stock entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the Annual Meeting. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

VOTING RIGHTS

You are entitled to one vote at the Annual Meeting for each share of common stock that you owned at the close of business on March 20, 2015. The number of shares you own and may vote is listed on the proxy card.

VOTING PROCEDURES

For all matters to be voted on, you may vote “FOR” or “AGAINST” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may (a) vote in person at the Annual Meeting or (b) vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, Internet or by mail as instructed below to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Stockholder Control Number from your proxy card or notice. Your vote must be received by 7:00 A.M., Eastern time on May 14, 2015, to be counted.

•

To vote on the Internet, go to www.envisionreports.com/NHTB to complete an electronic proxy card. You will be asked to provide the Stockholder Control Number from your proxy card or notice. Your vote must be received by 7:00 A.M., Eastern time on May 14, 2015, to be counted.

•

To vote by mail, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, the designated proxy holders will vote your shares as you direct.

If you sign the proxy card but do not make specific choices, the designated proxy holders will vote your shares “FOR” Proposals 1, 2, 3, 4 and 5 as set forth in the Notice of Annual Meeting of Stockholders.

If any other matter is presented at the Annual Meeting, the designated proxy holders will vote the shares represented by all properly executed proxies on such matters as a majority of the Board determines. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of Annual Meeting of Stockholders.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If on March 20, 2015, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

REQUIRED VOTE

Proposal 1: Election of Directors. A majority of votes cast “FOR” the proposal by the holders of shares present in person or represented by proxy and entitled to vote is required to elect directors. You may not vote your shares cumulatively in the election of directors.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. A majority of votes cast “FOR” the proposal by the holders of shares present in person or represented by proxy and entitled to vote is required to ratify the appointment of Shatswell, MacLeod & Co., P.C. as our independent registered public accounting firm.

Proposal 3: Consideration and Approval of a Non-Binding Advisory Resolution on the Compensation of Our Named Executive Officers. A majority of votes cast “FOR” the proposal by the holders of shares present in person or represented by proxy and entitled to vote is required to approve the advisory proposal on our executive compensation policies and procedures.

Proposal 4: Consideration and Approval of an Amendment to Our Amended and Restated Certificate of Incorporation to Change the Name of Our Company from New Hampshire Thrift Bancshares, Inc. to Lake Sunapee Bank Group. A majority of the total votes eligible to be cast at the Annual Meeting is required to approve the amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to change the name of the Company.

Proposal 5: Consideration and Approval of an Amendment to Our Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 10,000,000 to 30,000,000. A majority of the total votes eligible to be cast at the Annual Meeting is required to approve the amendment to our Certificate of Incorporation to increase the authorized shares of common stock to 30,000,000 shares.

EFFECT OF BROKER NON-VOTES AND ABSTENTIONS

“Broker non-votes” are proxies received from brokers or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters. Brokers who hold their customers’ shares in “street name” may, under the applicable rules of the exchange and other self-regulatory organizations of which the brokers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which typically include the ratification of the appointment of our independent registered public accounting firm. The election of directors is no longer considered “routine.” Proposals 1, 3, 4 and 5 are considered “non-routine” and Proposal 2 is considered “routine” under The NASDAQ Marketplace Rules (the “NASDAQ Listing Rules”).

If your broker returns a proxy but does not vote on a proposal, this will constitute a “broker non-vote.” A broker non-vote will have no effect on the outcome of any proposal.

REVOKING YOUR PROXY

You may revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record, you may revoke your proxy in any one of the following four ways:

•	filing a written revocation of the proxy with our Corporate Secretary;

•	entering a new vote over the Internet or by telephone;

•	attending the Annual Meeting and voting in person; or

•	submitting another signed proxy bearing a later date.

If your shares are not registered in your own name, you will need appropriate documentation from the stockholder of record in order for you to vote at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your beneficial ownership of the shares. If your shares are held by your broker, bank or another party as a nominee or agent, you should follow the instructions provided by such party.

Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

SOLICITATION OF PROXIES

We will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice of Annual Meeting of Stockholders, the proxy card and any additional information furnished to stockholders. We may reimburse banks, brokers, nominees and other fiduciaries representing beneficial owners of our common stock for the expenses they incur in forwarding the solicitation materials to such beneficial owners. Our directors, officers or employees may also solicit proxies by mail, telephone and other forms of communication. No additional compensation will be paid to directors, officers or employees for such services.

STOCKHOLDER PROPOSALS

Stockholder proposals to be included in the proxy statement for the 2016 annual meeting of stockholders (the “2016 Annual Meeting”) must be received by our Corporate Secretary by no later than December 3, 2015. Any such proposal will be subject to Rule 14a-8, 17 C.F.R. §240.14a-8, of the rules and regulations of the SEC. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card relating to any annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

If a stockholder wishes to submit a proposal for presentation at the 2016 Annual Meeting, without including such proposal in the proxy materials, the stockholder must deliver timely notice thereof in writing to our Corporate Secretary. To be timely, the notice must be received not less than 30 days nor more than 90 days prior to the date of the 2016 Annual Meeting, that is, between February 12, 2016 and April 12, 2016; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the 2016 Annual Meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which notice of the date of the 2016 Annual Meeting was mailed or public disclosure was made. The stockholder’s written notice must contain certain information specified in our Amended and Restated Bylaws (the “Bylaws”).

OBTAINING AN ANNUAL REPORT ON FORM 10-K

We will provide a copy of our Annual Report on Form 10-K for the year ended December 31, 2014 (without exhibits) free of charge, upon written request, to any registered or beneficial owner of common stock entitled to vote at the Annual Meeting. Please send your requests to Computershare Trust Company, N.A., 250 Royall Street, Canton, Massachusetts 02021. The Annual Report on Form 10-K is also available on the SEC’s website at www.sec.gov, on our website at www.nhthrift.com by clicking on “SEC filings,” and at www.edocumentview.com/NHTB.

PROPOSAL 1

ELECTION OF DIRECTORS

GENERAL

Our Board currently consists of 11 members. The Nominating Committee nominated and the Board ratified the nomination of each of the four nominees listed in the table below for election as a director at the Annual Meeting. If you elect the nominees listed below, they will hold office until the 2018 annual meeting of stockholders or until their successors have been elected and qualified. All of the nominees are currently serving on our Board and have consented to being named in this proxy statement and to serve if elected.

If for any reason these nominees prove unable or unwilling to stand for election or cease to qualify to serve as directors, the Board will nominate alternates or reduce the size of the Board to eliminate the vacancies. If any nominee is unable or does not qualify to serve, you or your proxy may vote for another nominee proposed by the Board. The Board has no reason to believe that any of the nominees would prove unable to serve if elected. There are no arrangements or understandings between us and any nominee pursuant to which such person was nominated to be a director.

Nominees	Age(1)	Director Since	Term Expires	Position(s) Held
Catherine A. Feeney	57	2012	2018	Director
William C. Horn	76	2003	2018	Director
Jack H. Nelson	70	1997	2018	Director
Joseph B. Willey	72	1997	2018	Director

(1)	At March 1, 2015

VOTE REQUIRED

The election of directors will require “FOR” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. In addition, an abstention shall not constitute a vote cast and they will have no effect on the vote. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Therefore, broker non-votes will have no effect on the vote. You may not vote your shares cumulatively in the election of directors.

OUR RECOMMENDATION

The Board unanimously recommends a vote “FOR” the election of the four nominees for director.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Set forth below are the names, ages and length of service of each of our continuing members of our Board:

Continuing Directors	Age(1)	Director Since	Term Expires	Position(s) Held
Leonard R. Cashman	72	1997	2017	Director
Steven H. Dimick	64	2013	2017	Director
Stephen W. Ensign	67	1989	2017	Chairman of the Board
Stephen J. Frasca	67	2012	2016	Director
Peter R. Lovely	71	1996	2016	Director
John P. Stabile II	68	2012	2016	Director
Stephen R. Theroux	65	1989	2016	Vice Chairman, President and Chief Executive Officer

(1)	At March 1, 2015

The principal occupation, education and business experience, where applicable, of each nominee for election as director and each continuing director are set forth below:

Nominees

Catherine A. Feeney has been a director of our Board since December 2012. During Ms. Feeney’s 17 years as an attorney, she has practiced primarily in the areas of civil litigation and domestic and business law and was formerly a partner at Feeney Law Office. Ms. Feeney currently serves as a member of The Fells’ board of directors and Friends of Newbury Library’s board of directors. Ms. Feeney also served as a member of Lake Sunapee Region VNA & Hospice’s board of directors and Velie Memorial Playground’s board of directors. Ms. Feeney’s experience as an attorney, service on boards of directors, and knowledge of the customers and communities in the Newport, New Hampshire marketplace provide her with the qualifications and skills to serve as a director.

William C. Horn has been a director of our Board since 2003, and is also currently a director of Charter Trust Company, a company engaged in the business of trust and investment management. Mr. Horn was previously the President and Chief Executive Officer of Charter Trust Company from 1995 to 2001. Mr. Horn’s experience as both the former President and Chief Executive Officer of a trust company, and his knowledge in finance and accounting provide him with the qualifications and skills to serve as a director.

Jack H. Nelson has been a director of our Board since 1997. Mr. Nelson is the retired Chairman of the board of directors of North East Environmental Products Inc., a manufacturer and distributor of water treatment equipment. Mr. Nelson’s experience as former Chairman of the board of directors of a manufacturing company as well as a bank provides him with the qualifications and skills to serve as a director.

Joseph B. Willey has been a director of our Board since 1997. Mr. Willey is a former owner of Pro-Cut International, LLC, a company engaged in the manufacture, sale and export of automotive repair products. Mr. Willey’s experience as a principal owner, partner and executive officer of a private manufacturing company provides him with the qualifications and skills to serve as a director.

Continuing Directors

Leonard R. Cashman has been a director of our Board since 1997. Mr. Cashman is an owner and a partner of C.O.H. Properties. Mr. Cashman was formerly Vice President and General Manager of P&C Foods, Inc. and has also been involved in the marketing of specialized group medical insurance products. Mr. Cashman’s experience in the private business sector and his expansive knowledge of the real estate, insurance and retail markets provide him with the qualifications and skills to serve as a director.

Steven H. Dimick has been a director of our Board since November 2013. Mr. Dimick has served as a member of Randolph National Bank’s board of directors since 1981 and Central Financial Corporation’s board of directors since its formation in 1986, and has been President and Chief Executive Officer of Central Financial Corporation and Randolph National Bank since 1989. Mr. Dimick has held several positions at Randolph National Bank, including Vice President and Cashier and Executive Vice President, since joining in 1974. Prior to joining Randolph National Bank, Mr. Dimick was with First National Bank of Boston. In addition, Mr. Dimick has served as President of the Vermont Chapter of the Bank Administration Institute and was the Vermont board member on the board of the Independent Community Bankers of America. Mr. Dimick has also served as the Chairman of the Vermont Bankers Association, and as a Trustee of Gifford Medical Center. Mr. Dimick’s experience as an executive officer and director of Central Financial Corporation and Randolph National Bank provides him with the qualifications and skills to serve as a director.

Stephen W. Ensign has served as Chairman of the Board since 2002, previously serving as our Chief Executive Officer since 1992 and our President until 2008. Effective June 1, 2012, Mr. Ensign assumed the role of Executive Chairman of the Board. Mr. Ensign is also currently Vice Chairman of the board of directors of

Charter Trust Company, a company engaged in the business of trust and investment management, and a director of Concord General Group, a mutual insurance company. Mr. Ensign previously held various positions with us and the Bank, including Vice Chairman, President, Chief Operating Officer, Executive Vice President, Senior Vice President and Senior Loan Officer. He has served as our director since 1989 and a director of the Bank since 1986 and as Chairman of the board of the Bank since 2007. Mr. Ensign’s experience as an executive officer and director of our Company and the Bank provides him with the qualifications and skills to serve as a director.

Stephen J. Frasca has been a director of our Board since December 2012. Mr. Frasca has been practicing law for over 40 years and is currently a partner in the firm of Frasca & Frasca, P.A., where he specializes in real estate conveyances and finance, business organizations and mediation. Mr. Frasca was the Chairman of the board of directors of The Nashua Bank until our acquisition of The Nashua Bank in 2012. Mr. Frasca’s extensive legal experience and service as Chairman of the board of directors of The Nashua Bank provide him with the qualifications and skills to serve as a director.

Peter R. Lovely has been a director of our Board since 1996, and is also currently a director of Charter Trust Company, a company engaged in the business of trust and investment management. In 1983, he formed the Brokerage Services Department for the Bank and served as Senior Vice President of that department. Additionally, he served as Retail Investment Manager of the Newport, New London, and Upper Valley offices until his retirement in 1998. Mr. Lovely has also been associated with the Bank since 1980. Mr. Lovely’s over 30 years of experience in management positions in the banking and brokerage services industries provides him with the qualifications and skills to serve as a director.

John P. Stabile II has been a director of our Board since December 2012. Mr. Stabile is the founder, Chairman and Chief Executive Officer of The Stabile Companies, a real estate related holding company involved in commercial construction, residential construction, real estate management and holdings. Mr. Stabile served three terms in the New Hampshire Senate as Senate Majority Leader and was Chairman of the New Hampshire State Republican Party on four occasions. Mr. Stabile served as a director of The Nashua Bank until our acquisition of The Nashua Bank in 2012. He also serves on the board of trustees at Rivier University and Hesser College in New Hampshire. Mr. Stabile’s substantial experience in the real estate development arena, both residential and commercial, his service as a director of The Nashua Bank, and his many years in public service provide him with the qualifications and skills to serve as a director.

Stephen R. Theroux has been our Vice Chairman since 2002, our President since 2008 and on June 1, 2012, became our Chief Executive Officer. He has served as a director of our Board since 1989. In addition, Mr. Theroux is serving as the President and Chief Executive Officer of the Bank, and has been a director of the Bank since 1986. He is also currently Chairman of the board of directors of Charter Trust Company, a company engaged in the business of trust and investment management. Mr. Theroux previously served as Corporate Secretary until 2009, as Chief Financial Officer until June 2011 and as Chief Operating Officer until June 2012 of both our Company and the Bank. Mr. Theroux’s strong knowledge of our day-to-day operations and industry, and his over 37 years of experience in various operational and financial management responsibilities in the banking and educational industries provide him with the qualifications and skills to serve as a director.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following are our executive officers who are not also members of the Board and therefore are not listed above. The Board elects our executive officers annually. The elected officers hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board. In addition, we have entered into employment agreements with certain of our executive officers, which set forth the terms of their employment. See “Compensation Discussion and Analysis – Employment Agreements and Change of Control Agreements.”

Name	Age(1)	Position(s) Held
Laura Jacobi	39	First Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Corporate Secretary
William J. McIver	63	Executive Vice President and Chief Operating Officer
Sharon Whitaker	54	First Senior Vice President and Chief Credit Officer

(1)	At March 1, 2015

Laura Jacobi has been our First Senior Vice President since May 2013, our Chief Financial Officer since June 2011, and our Chief Accounting Officer since March 2010. Ms. Jacobi has also been our Corporate Secretary since May 2009. From March 2008 until her promotion to Corporate Secretary, she served as our Assistant Corporate Secretary. Additionally, since March 2010, Ms. Jacobi has served as Senior Vice President-Controller and, from March 2010 to February 2011, served as Chief Risk Officer of the Bank. From October 2005 until March 2010, Ms. Jacobi served as Vice President-Controller of the Bank. Ms. Jacobi joined the Bank in 1997.

William J. McIver has been our Chief Operating Officer and Executive Vice President since June 1, 2012 and continues to be our Chief Information Officer, a position he has held since 2007. Mr. McIver joined the Bank in 1999 and has previously served as its Chief Risk Officer, Chief Administration Officer and Director of Retail Banking. Prior to joining the Bank, Mr. McIver served as a Regional President of CFX Bank and as Director of Acquisitions and Integration for CFX Corporation as well as President and Chief Executive Officer of The Valley Bank.

Sharon Whitaker has been our Chief Credit Officer and First Senior Vice President since September 2013. From September 2009 until September 2013, she served as our Chief Retail Lending Officer. Ms. Whitaker joined the Bank in 1983 and has previously served as its Director of Retail Lending, Senior Vice President – Credit Administration, Vice President Loan Officer and Credit Administration, Assistant Vice President Assistant Branch Manager and Management Trainee – Loan Officer.

CORPORATE GOVERNANCE

Board of Directors

The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in our day-to-day operations. Our executive officers and management oversee the day-to-day operations. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board, which are held on a monthly basis. Our directors also discuss business and other matters with key executives and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

The Board held 12 regularly scheduled meetings and no special meeting during the fiscal year ended December 31, 2014. Each incumbent director attended at least 75% of the total of (i) the meetings of the Board held during the period for which he has been a director and (ii) the meetings of the committee(s) on which that particular director served during such period.

It is our policy that all directors and nominees attend the Annual Meeting. At the 2014 annual meeting, all members then serving on the Board were in attendance.

Board of Directors Independence

Rule 5605 of the NASDAQ Listing Rules requires that independent directors compose a majority of a listed company’s board of directors. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Compensation committee members must also satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Rule 5605(a)(2) of the NASDAQ Listing Rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries. In addition to satisfying general independence requirements under the NASDAQ Listing Rules, members of a compensation committee must also satisfy independence requirements set forth in Rule 10C-1 under the Exchange Act and NASDAQ Listing Rule 5605(d)(2). Pursuant to Rule 10C-1 under the Exchange Act and NASDAQ Listing Rule 5605(d)(2), in affirmatively determining the independence of a member of a compensation committee of a listed company, the board of directors must consider all factors specifically relevant to determining whether that member has a relationship with the company which is material to that member’s ability to be independent from management in connection with the duties of a compensation committee member, including: (a) the source of compensation of such member, including any consulting, advisory or other compensatory fee paid by the company to such member; and (b) whether such member is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

The Board consults with our legal counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ Listing Rules, as in effect from time to time. Consistent with these considerations, the Board has affirmatively determined that all of its directors, including the director nominees, satisfy general independence requirements under the NASDAQ Listing Rules, other than Messrs. Ensign and Theroux. In making this determination, the Board found that none of the directors, other than Messrs. Ensign and Theroux, had a material or other disqualifying relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each director, other than Messrs. Ensign and Theroux, is “independent” as that term is defined under Rule 5605(a)(2) of the NASDAQ Listing Rules. The Board determined that Mr. Ensign, our Chairman, and Mr. Theroux, our Vice Chairman, President and Chief Executive Officer, are not independent directors by virtue of their former or current employment with us. The Board also determined that each member of the Audit, Compensation, Corporate Governance, and Nominating Committees satisfies the independence standards for such committees established by the SEC and the NASDAQ Listing Rules, as applicable.

Code of Ethics

We have adopted a Code of Ethics, which applies to all our directors, officers and employees. The Code of Ethics meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K. The Code of Ethics is available to stockholders on our website at www.nhthrift.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website at the internet address set forth above. We did not amend or grant any waivers of a provision of our Code of Ethics during 2014.

Committees of the Board

The Board has established five committees: an Executive Committee, an Audit Committee, a Compensation Committee, a Corporate Governance Committee and a Nominating Committee. The following table provides membership and meeting information for the year ended December 31, 2014, for each of the Board committees:

Name	Executive Committee		Audit Committee		Compensation Committee		Corporate Governance Committee		Nominating Committee
Leonard R. Cashman	X				X	*	X
Steven H. Dimick**			X						X
Stephen W. Ensign	X	*					X	*
Catherine A. Feeney			X		X
Stephen J. Frasca			X		X
William C. Horn(1)	X		X	*(2)	X		X		X
Peter R. Lovely**	X		X	*(2)
Jack H. Nelson			X		X				X	*
John P. Stabile II									X
Stephen R. Theroux	X						X
Joseph B. Willey
Total meetings in 2014	5		15		8		2		1

(1)	Mr. Horn served on the Board committees indicated above until his retirement on May 8, 2014.On December 11, 2014, the Board re-appointed Mr. Horn as a director, but not to any standing committee.
(2)	Mr. Horn served as the Chairman of the Audit Committee until his retirement on May 8, 2014. Mr. Lovely was appointed as successor Chairman of the Audit Committee.
*	Committee Chair
**	Financial Expert

Below is a description of each committee of the Board.

Executive Committee. The Executive Committee considers strategic, planning and industry issues and is authorized to act as appropriate between meetings of the Board. Messrs. Cashman, Ensign, Horn, Lovely and Theroux served as members of the Executive Committee in 2014, with Mr. Ensign serving as the Chairman. Mr. Horn served on the Executive Committee until his retirement on May 8, 2014.

Audit Committee. The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our outside auditors and reports any substantive issues found during the audit to the Board. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accountants. The committee will also review and approve all transactions with affiliated parties.

Ms. Feeney and Messrs. Dimick, Frasca, Horn, Lovely and Nelson served as members of the Audit Committee in 2014, with Mr. Horn serving as the Chairman until his retirement on May 8, 2014. Mr. Lovely was appointed as successor Chairman and Mr. Dimick was appointed to fill Mr. Horn’s vacancy on the Audit Committee. The Board reviews the NASDAQ Listing Rules’ definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the

Exchange Act). The Board has also determined that Messrs. Dimick and Lovely each qualify as an “audit committee financial expert” as defined in applicable SEC rules. The Board has adopted a written charter for the Audit Committee, a copy of which is available on our website, www.nhthrift.com, by clicking on “Governance Documents.”

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

Audit Committee Report

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2014 with management. The Audit Committee has discussed the matters required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, with Shatswell, MacLeod & Co., P.C., our independent registered public accounting firm. The Audit Committee has also received the written disclosures and the letter from Shatswell, MacLeod & Co., P.C. required by applicable requirements of the PCAOB regarding Shatswell, MacLeod & Co., P.C.’s communications with the Audit Committee concerning independence, and has discussed with Shatswell, MacLeod & Co., P.C. their independence.

Based on the foregoing, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

Audit Committee of New Hampshire Thrift

Bancshares, Inc.

Peter R. Lovely (Chairman)

Steven H. Dimick

Catherine A. Feeney

Stephen J. Frasca

Jack H. Nelson

Compensation Committee. The Compensation Committee assesses the structure of the management team and the overall performance of us and the Bank. It oversees executive compensation by approving salary increases and reviews general personnel matters such as staff performance evaluations. In determining the compensation and other terms of employment of the executive officers, other than our Chief Executive Officer, the Compensation Committee may, at its sole discretion, consider the recommendations of the Chief Executive Officer. The Compensation Committee has the authority to delegate its authority to subcommittees as it deems appropriate; provided, that any such subcommittee shall report any actions taken by it to the entire Compensation Committee at its next regularly scheduled meeting.

Ms. Feeney and Messrs. Cashman, Frasca, Horn and Nelson served as members of the Compensation Committee in 2014, with Mr. Cashman serving as the Chairman. Mr. Horn served on the Compensation Committee until his retirement on May 8, 2014 and Mr. Frasca was appointed to fill Mr. Horn’s vacancy. The Board reviews the NASDAQ Listing Rules’ definition of independence for Compensation Committee members on an annual basis and has determined that all members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ Listing Rules and Rule 10C-1 under the Exchange Act). The Board has adopted a written charter for the Compensation Committee, a copy of which is available on our website, www.nhthrift.com, by selecting “Governance Documents.”

The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of our compensation consulting firm. During the past fiscal year, the Compensation Committee engaged Arthur Warren Associates, a compensation consulting firm, to advise the Compensation Committee on executive, senior officer and director compensation.

As further discussed in the section entitled “Executive Compensation – Compensation Discussion and Analysis,” the Compensation Committee took into account the recommendations of Arthur Warren Associates and utilized information, including peer data, regarding the compensation of our directors and senior executive officers provided by Arthur Warren Associates in evaluating, recommending and determining compensation levels.

The following Compensation Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board that the “Compensation Discussion and Analysis” section be included in our Annual Report on Form 10-K for the year ended December 31, 2014 and this proxy statement.

Compensation Committee of New Hampshire

Thrift Bancshares, Inc.

Leonard R. Cashman (Chairman)

Catherine A. Feeney

Stephen J. Frasca

Jack H. Nelson

Corporate Governance Committee. The Corporate Governance Committee develops, reviews and recommends to the Board a set of corporate governance guidelines, and advises the Board on corporate governance matters, including compliance with our Code of Ethics and changes to our corporate governance documents and policies.

Messrs. Cashman, Ensign, Horn and Theroux served as members of the Corporate Governance Committee in 2014, with Mr. Ensign serving as the Chairman. Mr. Horn served on the Corporate Governance Committee until his retirement on May 8, 2014. All members of our Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ Listing Rules), except for Messrs. Ensign and Theroux by virtue of their former or current employment with us. The Board has adopted a written charter for the Corporate Governance Committee, a copy of which is available on our website, www.nhthrift.com, by selecting “Governance Documents.”

Nominating Committee. The Nominating Committee identifies, reviews and evaluates candidates to serve as directors (consistent with criteria approved by the Board), reviews stockholder nominations, reviews and evaluates incumbent directors, recommends candidates for election to the Board, and identifies and recruits executive officers.

Messrs. Dimick, Horn, Nelson and Stabile served as members of the Nominating Committee in 2014, with Mr. Nelson serving as the Chairman. Mr. Horn served on the Nominating Committee until his retirement on May 8, 2014 and Mr. Dimick was appointed to fill Mr. Horn’s vacancy. All members of our Nominating Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ Listing

Rules). The Board has adopted a written charter for the Nominating Committee, a copy of which is available on our website, www.nhthrift.com, by selecting “Governance Documents.”

It is the policy of the Nominating Committee to select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders. When considering candidates for the Board, the Nominating Committee takes into account the candidate’s qualifications, experience and independence from management. Stockholder nominees are analyzed by the Nominating Committee in the same manner as nominees that are identified by the Nominating Committee. If the Nominating Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election. The Nominating Committee also has the authority to retain any search firm to assist in the identification of director candidates. However, the Nominating Committee has not retained any such search firm, and we do not pay a fee to any third party to identify or evaluate director candidates.

In accordance with our Bylaws and the charter of the Nominating Committee, nominations and recommendations of individuals for election to the Board at an annual meeting of stockholders may be made by any stockholder of record entitled to vote for the election of directors at such meeting who provides timely notice in writing to our Corporate Secretary at our principal executive offices. To be timely, the notice must be received not less than 30 days nor more than 90 days prior to the date of the meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made. The stockholder’s notice to the Corporate Secretary must set forth certain information regarding the proposed nominee and the stockholder making such nomination or recommendation. If a nomination is not properly brought before the meeting in accordance with our Bylaws, the Chairman of the meeting may determine that the nomination was not properly brought before the meeting and shall not be considered. For additional information about our director nomination requirements, please see our Bylaws. As of the date of this proxy statement, the Nominating Committee had not received any stockholder nominations or recommendations for nominees in connection with the Annual Meeting. All nominees were nominated by the Nominating Committee.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has ever been an officer or employee of ours. None of our executive officers served as a member of another entity’s board of directors or as a member of another entity’s compensation committee (or other board committee performing equivalent functions) during 2014, which entity had an executive officer serving on our Board or as a member of our Compensation Committee. There are no interlocking relationships between us and other entities that might affect the determination of the compensation of our executive officers.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure. The Board does not have a formal policy on separating the roles of Chairman of the Board and Chief Executive Officer and, if separate, whether the Chairman of the Board should be a non-employee director or an employee. The Board believes that no single, one-size fits all, board leadership model is universally or permanently appropriate. The Board prefers to retain the flexibility to structure its leadership from time to time in any manner that is in our best interest and that of our stockholders. The positions of our Chairman of the Board and Chief Executive Officer are currently separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. The Board recognizes the time, effort and energy that our Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow. The Board also believes that this structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. The Board recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman of the Board with the role of Chief Executive Officer, might be appropriate. Accordingly, our Board may periodically review its leadership structure.

Board’s Role in Risk Oversight. The Audit Committee is responsible for overseeing risk management, and the full Board receives a report from the Chief Risk Officer at least quarterly.

Stockholder Communications with Our Board

Stockholders may contact our Board by contacting Laura Jacobi, Corporate Secretary, at New Hampshire Thrift Bancshares, Inc., 9 Main Street, P.O. Box 9, Newport, New Hampshire 03773 or at (603) 863-0886. All comments will be forwarded directly to the Board.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GENERAL

The Audit Committee has appointed Shatswell, MacLeod & Co., P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2015, and we are asking stockholders to ratify the appointment.

One or more representatives of Shatswell, MacLeod & Co., P.C. are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

VOTE REQUIRED

The ratification of Shatswell, MacLeod & Co., P.C. as our independent registered public accounting firm will require “FOR” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. If the stockholders fail to ratify the appointment, such action will be considered as a direction to the Audit Committee to select another independent registered public accounting firm. In addition, an abstention shall not constitute a vote cast and they will have no effect on the vote.

OUR RECOMMENDATION

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Shatswell, MacLeod & Co., P.C. as our independent registered public accounting firm.

PRINCIPAL ACCOUNTING FEES AND SERVICES

During the fiscal years ended December 31, 2014 and December 31, 2013, we retained and paid Shatswell, MacLeod & Co., P.C. to provide audit and other services as follows:

Fees	2014	2013
Audit fees(1)	$128,000	$128,000
Audit-Related Fees	—	—
Tax Fees(2)	18,800	13,500
All Other Fees(3)	50,000	50,000

Total	$196,800	$191,500

(1)	Audit fees consisted of audit work performed in the preparation of financial statements as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.
(2)	Tax fees consisted of assistance with matters related to tax compliance and counseling.
(3)	All Other Fees consisted of Shatswell, MacLeod & Co., P.C.’s review of internal controls over financial reporting.

PREAPPROVAL POLICIES AND PROCEDURES

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms) to be performed by our independent registered public accountants, subject to the de minimis exception for non-audit services described below that are approved by the Audit Committee prior to completion of the audit.

The preapproval requirement set forth above, shall not be applicable with respect to non-audit services if:

•	the aggregate amount of all such services provided constitutes no more than 5% of the total amount of revenues paid by us to our auditor during the fiscal year in which the services are provided;

•	such services were not recognized by us at the time of the engagement to be non-audit services; and

•

such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee.

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated under this paragraph to pre-approve activities under this subsection shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee pre-approved 100% of the services performed by Shatswell, MacLeod & Co., P.C. pursuant to the policies outlined above.

PROPOSAL 3

NON-BINDING ADVISORY RESOLUTION ON THE COMPENSATION

OF THE NAMED EXECUTIVE OFFICERS

GENERAL

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires us to provide our stockholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed elsewhere in this proxy statement. This vote does not address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as disclosed in this proxy statement. At the 2012 annual meeting of stockholders, our stockholders recommended that we hold an advisory vote on executive compensation each year. The Board affirmed the stockholders’ recommendation and will hold “say-on-pay” advisory votes on an annual basis until the next required stockholder vote on “say-on-pay” frequency, which is scheduled to be held at the 2018 annual meeting of stockholders.

VOTE REQUIRED

The approval of the non-binding advisory resolution on the compensation of our named executive officers will require “FOR” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. In addition, an abstention shall not constitute a vote cast and they will have no effect on the vote. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Therefore, broker non-votes will have no effect on the vote.

OUR RECOMMENDATION

The Board unanimously recommends that the stockholders vote “FOR” the approval of the non-binding advisory resolution on the compensation of the named executive officers.

NON-BINDING ADVISORY RESOLUTION

The compensation of our named executive officers is disclosed in the “Executive Compensation” section, the summary compensation table and the other related tables and narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Board believes that our executive compensation provides a strong link between each named executive officer’s compensation and our short and long-term performance. The objective of our executive compensation program is to provide compensation which is competitive based on our performance and aligned with the long-term interests of our stockholders.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

RESOLVED, on an advisory basis, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the “Compensation Discussion and Analysis” section, compensation tables and narrative discussion, is hereby APPROVED.

Your vote on this Proposal 3 is advisory, and therefore not binding on us, the Compensation Committee or the Board. Your advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to align our executive compensation with our best interest and that of our stockholders.

PROPOSAL 4

AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO CHANGE THE COMPANY’S NAME

GENERAL

The Board has approved an amendment to our Certificate of Incorporation to change the name of the Company from “New Hampshire Thrift Bancshares, Inc.” to “Lake Sunapee Bank Group.” The Board believes that the change in the Company’s name is an important component of management’s strategic plan to create better alignment between our corporate and product brands.

VOTE REQUIRED

The approval of the amendment to our Certificate of Incorporation to change the name of the Company will require a majority of the total votes eligible to be cast at the Annual Meeting. In addition, an abstention shall constitute a vote against the proposal. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Therefore, broker non-votes will have no effect on the vote.

OUR RECOMMENDATION

The Board unanimously recommends that the stockholders vote “FOR” the approval of the amendment to our Certificate of Incorporation to change the name of the Company.

TEXT OF THE PROPOSED AMENDMENT

If the proposed amendment is approved, Article 1 of our Certificate of Incorporation will be amended in its entirety to read as follows:

“ARTICLE 1. CORPORATE TITLE. The name of the corporation is Lake Sunapee Bank Group.”

EFFECT OF THE PROPOSED AMENDMENT

If approved by our stockholders, the proposed amendment will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware. Upon approval of this proposal and the filing of the certificate of amendment, the Board will amend our Bylaws to replace any reference to “New Hampshire Thrift Bancshares, Inc.” with “Lake Sunapee Bank Group.”

Our common stock is currently listed for trading on NASDAQ under the symbol “NHTB.” If the amendment is approved and the name change becomes effective, our common stock will continue to be listed on NASDAQ. We expect that our common stock will begin trading under a new NASDAQ symbol, “LSBG,” which we have already reserved, at the time we effect our name change.

If the name change becomes effective, the rights of stockholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The name will not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for stockholders with certificated shares to surrender any stock certificates they currently hold as a result of the name change. After the name change, we will no longer issue stock certificates and all new and transferred shares will be held in direct registration accounts, and together with uncertificated shares currently held in direct registration accounts, will bear the name “Lake Sunapee Bank Group.”

If the name change is not approved, the proposed amendment to our Certificate of Incorporation will not be made and the name of the Company and our ticker symbol for trading our common stock on NASDAQ will remain unchanged. In making this recommendation, the Board is retaining the ability to, without further vote by our stockholders, delay or abandon the proposed name change at any time if the Board concludes that such action would be in our best interest and that of our stockholders.

PROPOSAL 5

AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000 TO 30,000,000

GENERAL

Our Certificate of Incorporation currently authorizes 2,500,000 shares of preferred stock and 10,000,000 shares of common stock. The Board has approved an amendment to our Certificate of Incorporation to increase the number of shares of common stock that we are authorized to issue from 10,000,000 to 30,000,000 shares. We are not proposing to make any changes to our authorized shares of preferred stock.

VOTE REQUIRED

The approval of the amendment to our Certificate of Incorporation to increase the authorized shares of common stock to 30,000,000 shares will require a majority of the total votes eligible to be cast at the Annual Meeting. In addition, an abstention shall constitute a vote against the proposal. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Therefore, broker non-votes will have no effect on the vote.

OUR RECOMMENDATION

The Board unanimously recommends that the stockholders vote “FOR” the approval of the amendment to our Certificate of Incorporation to increase the authorized shares of common stock to 30,000,000 shares.

TEXT OF THE PROPOSED AMENDMENT

If the proposed amendment is approved, the first sentence of Article 5 of our Certificate of Incorporation will be amended to read as follows:

ARTICLE 5. Capital Stock. The total number of shares of all classes of the capital stock which the Corporation has the authority to issue is 32,500,000, of which 30,000,000 shall be common stock, par value $0.01 per share, and of which 2,500,000 shall be preferred stock, par value $0.01 per share.

REASONS FOR THE PROPOSED AMENDMENT

Our Certificate of Incorporation authorizes up to 10,000,000 shares of common stock. As of March 15, 2015, there were 8,697,397 shares of common stock issued and outstanding. Of the remaining 1,302,603 authorized but unissued shares of common stock, 987,687 were reserved for issuance under our 2014 Stock Incentive Plan, our 2004 Stock Incentive Plan and our Dividend Reinvestment and Stock Purchase Plan. As a result, as of March 15, 2015, we had 749,245 shares of common stock unreserved and available for future issuances.

The Board believes it is in the best interests of the Company and its stockholders to increase the number of authorized shares of common stock to provide us with flexibility to consider and plan for future general corporate needs, including, but not limited to, capital raising, financing transactions, possible merger and acquisition transactions, stock splits, stock dividends or other general corporate purposes. The additional authorized shares of common stock would enable us to pursue strategic, financial or capital opportunities as they may be presented and to take timely advantage of market conditions as they may arise, without the delay and expense associated with calling and convening a special meeting of stockholders, unless required by Delaware law or the NASDAQ listing rules.

The Board and management believe that these opportunities can develop quickly, which would require us to be in a position to take advantage of them in a timely manner. However, we have no present understanding, commitment or agreement to issue the additional shares of common stock resulting from the proposed increase in authorized shares.

EFFECT OF THE PROPOSED AMENDMENT

If the proposed amendment to the Certificate of Incorporation is approved by our stockholders, approximately 20,000,000 additional shares of common stock would then be authorized and available for future issuance. The additional authorized shares would be available for issuance from time to time by the Board for any proper general corporate purpose, including those described above, without further stockholder approval, other than as may be required by Delaware law or the NASDAQ listing rules.

The additional shares of common stock for which we are seeking stockholder approval would be part of the existing class of our common stock and, if and when issued, would have the same rights and privileges as, and be identical in all respects (including voting, dividend, distribution and liquidation rights) to, shares of common stock currently outstanding. The proposed additional authorized shares of common stock will not affect any of the rights of the shares of common stock currently outstanding. Under Delaware law and our Certificate of Incorporation, shares of our common stock are not entitled to preemptive rights to purchase shares of common stock that we may issue in the future.

The ability of the Board to issue additional shares of common stock may, under certain circumstances, be deemed to have an anti-takeover effect. We could use the additional authorized shares of common stock to make it more difficult or to discourage efforts to obtain control of the Company. However, the amendment to our Certificate of Incorporation is not being proposed in order to prevent a change in control, nor is the amendment in response to any attempt, or contemplated attempt, to acquire control of the Company or to gain representation on our Board. As is true for our shares presently authorized but not issued, future issuances of the additional shares of common stock contemplated by the proposed amendment also could have a dilutive effect on earnings per share, book value per share, voting power and percentage ownership interest of current stockholders.

The Board intends to use the additional shares of common stock only for purposes and on terms that it deems to be in the best interests of the Company and its stockholders.

POTENTIAL IMPACT IF THE AMENDMENT IS NOT ADOPTED

If the proposed amendment to our Certificate of Incorporation is not approved by our stockholders and we are unable to increase our number of authorized shares of common stock, we will have a limited number of shares of common stock available for issuance. This could impact our ability to issue common stock for capital raising, financing transactions, merger and acquisition transactions and other corporate purposes as we may be restricted in its ability to issue common stock for these needs. In addition, we may be limited in our ability to raise additional capital if the Board determines that additional capital would be in the best interests of the Company and its stockholders, or to take full advantage of strategic, financial or capital opportunities or favorable market conditions should these arise.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy and Overall Compensation Program Objectives

The philosophy and objectives of the Board begin with the premise that our success is largely dependent upon the competence and dedication of the people of our Company, and in particular, those we entrust with key executive positions. Our approach is to compensate our executives commensurate with their experience, expertise and performance, and to be competitive with other comparable financial companies of similar size, complexity and business, as well as our local competitors.

Our executive compensation program is designed to reward our executives for the financial growth of the Company and for continued effective operational performance, as well as to encourage their individual professional growth and performance within our Company. Our executive compensation program is designed to achieve the following objectives:

•	align our executives’ interests with those of our Bank’s customers, culture and community values;

•	focus our executives on implementing our business strategy and positioning the Company for long-term success;

•	attract, motivate and retain executive level talent to provide the leadership required to implement the business strategy; and

•	sustain financial strength and long-term shareholder value.

The following are core tenets that support these objectives and further our mission, and are therefore related considerations influencing the design of our executive compensation program:

•	ensure the safe and sound operation of the Company through sound risk management and regulatory compliance;

•	promote continued financial growth;

•	maintain a high level of asset and credit quality;

•	provide the highest standards of customer service throughout the Company; and

•	develop our human capital to enable us to successfully meet the rapidly changing needs and demands of our industry and customer base.

We seek to achieve these objectives through the use of base salary and employee benefits, which we may supplement occasionally by bonuses and long-term incentives. Equity-based awards are provided in the form of Company stock.

This Compensation Discussion and Analysis is focused solely on the compensation of the following four named executive officers for 2014:

•	Stephen R. Theroux, Vice-Chairman, President and Chief Executive Officer

•	William J. McIver, Executive Vice President and Chief Operating Officer

•	Laura Jacobi, First Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Corporate Secretary

•	Sharon Whitaker, First Senior Vice President and Chief Credit Officer

The named executive officers listed above represent all of the Company’s executive officers, as defined by SEC rules and regulations.

Benchmarking and the Role of Certain Officers and Outside Consultants

In 2014, the Compensation Committee obtained relevant information from a variety of sources, including our Human Resources Department, individual members of management, outside legal counsel and compensation experts. The Compensation Committee received reports from the Chief Executive Officer and the Senior Vice President and Chief Human Resources Officer containing data about the total compensation received by the named executive officers and the broader management team, as well as their individual and team contributions. The Compensation Committee also received relevant reports from the Chief Executive Officer about the performance of the executives and recommendations for their respective compensation, including base salary increases. In addition, the Compensation Committee discussed, formally assessed and documented the performance of the Chief Executive Officer during the course of the year. Our Chief Executive Officer is not present, and does not participate in, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance.

The Compensation Committee also routinely engages independent compensation consultants, who report directly to the Compensation Committee, to assist in assessing the compensation of our named executive officers, and, periodically, of the Board, relative to appropriate market comparisons. In 2014, the Compensation Committee engaged the services of Arthur Warren Associates to assist in identifying an appropriate peer group of publicly traded regional banks, as well as other survey data, to benchmark the compensation of our executives. The Compensation Committee assessed the relationships among Arthur Warren Associates, the Company, the Compensation Committee, and the executive officers for independence and conflicts of interest. The Compensation Committee did not identify any conflicts of interest with the engagement of Arthur Warren Associates.

A representative from Arthur Warren Associates attends the Compensation Committee meetings upon request for the purpose of reviewing compensation data with the Company and participating in general discussions on compensation for the named executive officers. While the Compensation Committee considers input from Arthur Warren Associates when making compensation decisions, the Committee’s final decisions reflect many factors and considerations. The peer group (recommended by Arthur Warren Associates and subsequently adopted by the Compensation Committee) comprises the following 14 financial institutions primarily from New England, with a median asset size of $1.49 billion, and are considered to be of relatively similar size, structure, complexity and business model as our Company:

Holding Company Name	Subsidiary Bank Name
Washington Trust Bancorp, Inc.	The Washington Trust Company
Meridian Interstate Bancorp, Inc.	East Boston Savings Bank
Camden National Corp.	The Camden National Bank
First Connecticut Bancorp, Inc.	Farmington Bank
Enterprise Bancorp, Inc.	Enterprise Bank & Trust Company
Merchants Bancshares, Inc.	Merchants Bank
Hingham Institution for Savings	Hingham Institution for Savings
The First Bancorp, Inc.	The First, N.A.
Bar Harbor Bankshares	Bar Harbor Bank & Trust
SI Financial Group, Inc. (MHC)	Savings Institute Bank & Trust Company
Westfield Financial, Inc.	Westfield Bank
Salisbury Bancorp	Salisbury Bank & Trust Company
Union Bankshares, Inc.	Union Bank
Ledyard Financial Group, Inc.	Ledyard National Bank

In addition to the peer group, the compensation consultants provided data from the following supplemental sources:

•	Northeast Banking Compensation Survey (Pear Meyer & Partners);

•	Berry Dunn Survey of financial institutions in New Hampshire, Maine and Vermont;

•	ERI Banking Survey, with a New England cost of living adjustment; and

•	Kenexa Compensation Survey Services, regionalized for New England.

The Compensation Committee believes that the compensation data from this publicly traded peer group and the supplemental survey sources provides an appropriate and useful benchmark for the compensation of our executives. The Compensation Committee used this data as an important tool in deciding appropriate base compensation for the executives, relative to their individual experience, level of mastery of their duties and responsibilities, and performance. The Compensation Committee also relies on the input of the President and CEO for compensation recommendations relating to the non-CEO executive positions.

Components of Compensation

Our Compensation program with respect to our named executive officers consists of the following components designed to result in total compensation that is competitive with that of our peers and which incentivizes our executives without incurring unnecessary risk.

Base Salary. The base salaries of our named executive officers are reviewed at least annually to assess our competitive position and make any necessary adjustments. The priority focus of our Compensation Committee has been on this important component of compensation, and specifically to bring the base salaries of our executives up to a level consistent with base pay received by those in comparable positions among our peers. The goal is to attain and maintain our named executive base salaries to placement within the 50th to 75th percentiles of composite peer and survey data, based on the specific market data for each executive position, and each executive’s experience, competency level and related performance.

Based on the comparative data provided in 2014 by Arthur Warren Associates, the base salaries of the named executive officers were adjusted in 2015 to ensure that each executive’s base salary now falls within the proper targeted range, as determined by the Compensation Committee. As a result of this review, all of our named executive officers received market adjustments to their base salaries, which ranged from 2.9% to 11.9% of their salaries. Each named executive officer’s 2014 base salary, 2015 base salary and the corresponding percentage increase are set forth in the table below:

Named Executive Officer	2014 Base Salary ($)	2015 Base Salary ($)	Percentage Increase (%)
Stephen R. Theroux	415,000	435,000	4.8
Laura Jacobi	210,000	235,000	11.9
William J. McIver	275,000	300,000	9.1
Sharon Whitaker	206,000	212,000	2.9

Mr. Theroux, Ms. Jacobi and Mr. McIver received increases to their base salaries in amounts necessary to bring their salaries up to their respective targeted percentile of the peer group, taking into account their respective experience, performance in their roles, and in the case of both Mr. McIver and Ms. Jacobi, increases in their areas of responsibilities. Ms. Whitaker’s 2.9% increase reflects that her base salary for 2014 was already approaching the higher end of the target range for her position, and as a result, she received a smaller adjustment designed to maintain her base salary at this market level for 2015.

In accordance with the terms of his employment agreement, the base salary for Mr. Theroux was adjusted as of January 1, 2015. Base salaries for Ms. Jacobi, Mr. McIver and Ms. Whitaker were adjusted with the first full pay period in January 2015, in accordance with the established payroll practice of the Company.

Short-Term Incentive Compensation. On an annual basis, the Compensation Committee determines whether it will establish a formal cash-based incentive program for our named executive officers, designed to drive financial performance of the Company beyond anticipated or budgeted results. A formal incentive bonus program was not implemented by the Compensation Committee for our named executive officers in 2014.

The Compensation Committee may also provide bonuses at its discretion, such as achievement of a substantial Company initiative, or other criteria which may warrant a bonus. Based upon the recommendation of the Chief Executive Officer, the Compensation Committee approved a 2014 discretionary bonus payable to all Company employees with the exception of the top three executives. Further, at the recommendation of the Chief Executive Officer, the Compensation Committee approved a 2014 profit-sharing bonus for all Company employees except the named executives and members of the senior management team. These recommendations were made, with subsequent approval by the Compensation Committee, with the belief that short-term cash bonuses have a significant positive impact on employee morale and motivation, which is of critical importance to the ongoing success of the Company. For senior management and executive level positions, the Compensation Committee believes that the more impactful focus and motivation should be through longer term success and rewards which recognize the corresponding increased value of the Company.

Long-Term Incentive Compensation. Long-term incentives are provided to the named executive officers through awards made under the equity plans established by us from time to time. Our long-term equity-based compensation plan provides opportunities to align the interests of key employees with those of the stockholders, encourages longevity on the part of key staff, promotes stock ownership and equity interest, and incentivizes appropriate focus on the long-term strategic goals and strength of the overall Company. Future awards under the 2014 Stock Incentive Plan may include stock options, restricted stock and performance-based restricted stock.

The Compensation Committee, nor any member of our management, shall backdate an equity grant under our long-term incentive program, or manipulate the timing of a public release of material information with the intent of benefitting a grantee under an equity award. Accordingly, scheduling decisions concerning equity grants are made without regard to anticipated earnings or major announcements.

2014 Stock Plan. As of December 31, 2014, we have one active equity compensation plan, the 2014 Stock Plan (the “2014 Plan”), which has 410,000 shares available for issuance. Any officer, key employee or non-employee director of the Company or its affiliates or any consultant (who is a natural person) performing services for the Company or its affiliates may be selected to participate in the 2014 Plan. The 2014 Plan provides for the issuance of “incentive stock options” qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and “non-qualified stock options.” In addition, under the 2014 Plan, we may grant restricted stock awards and performance-based restricted stock awards; provided however, that no more than 410,000 restricted stock awards or performance-based restricted stock awards may be granted under the 2014 Plan, of which none have been issued. The 2014 Plan is administered by the Compensation Committee, which has the authority to select the officers, key employees and non-employee directors who will be awarded stock-based incentives and determine the amount and other conditions of such awards subject to the terms of the 2014 Plan.

No option issued under the 2014 Plan is exercisable after the 10th anniversary from the date it was granted. During the optionee’s lifetime, only the optionee can exercise the option. The optionee cannot transfer or assign any option other than by will or in accordance with the laws of descent and distribution. Pursuant to Section 422 of the Code as to incentive stock options, the aggregate fair market value of the stock for which any employee may be granted options, which first become exercisable in any calendar year generally may not exceed $100,000. In addition, no grant may be made to any employee owning more than 10% of our shares unless the exercise price is at least 110% of the share’s fair market value and such option is not exercisable more than five years following the option grant. The Compensation Committee may not grant a stock option with an exercise price that is less than the fair market value of a share of Company common stock on the date it grants the stock option.

We will receive no monetary consideration for the granting of awards under the 2014 Plan. Upon the exercise of options, we receive payment from optionees in exchange for shares issued. During the last fiscal year, we did not adjust or amend the exercise price of stock options previously awarded.

The number of shares available under the 2014 Plan, the maximum limits on awards to individual officers, key employees, non-employee directors and consultants, and any outstanding awards will be adjusted to reflect any merger, consolidation or business reorganization in which we are the surviving entity, and to reflect any stock split, stock dividend or other event where the Compensation Committee determines an adjustment is appropriate in order to prevent the enlargement or dilution of an award recipient’s rights. If a merger, consolidation or other business reorganization occurs and we are not the surviving entity, outstanding awards may be exchanged for awards linked to the equity of the surviving entity that are designed to neither increase or diminish the rights of the holders of the outstanding awards or may be settled for a monetary or other payment when the merger, consolidation or reorganization occurs.

2014 Grants. The Compensation Committee recommends grants pursuant to the 2014 Plan to the full Board for formal action. There were no awards or options granted in 2014 to any named executive officer. In 2014, our directors were each granted 1,500 shares of restricted stock, vesting 20% over five years (with the exception of retiring Director Terwilliger, who was granted his 1,500 shares fully vested). As of December 31, 2014, Mr. Theroux is the only executive who has stock options outstanding, which are reflected in the “Outstanding Equity Awards at Fiscal Year End” table located under the section entitled Executive Compensation Tables.

Pension and Other Benefits

Our named executive officers are also provided retirement and group health, life, disability insurance benefits that are generally available to other benefits-eligible employees of the Company, and do not discriminate in scope, terms, and operation. These benefits are standard employment-related benefits and are designed to remain competitive with peers and other employers to attract and retain talent. Additionally, consistent with industry practice for executive-level benefits, our named executive officers are also eligible for two non-qualified arrangements which provide supplemental deferred income through a Supplemental Executive Retirement Plan (“SERP”) and an additional post-retirement defined benefit through a Salary Continuation Agreement (“SCA”). The objectives of these executive level compensation components are again to attract, and retain, key talent at the highest levels of the Company. As of December 31, 2014, Ms. Whitaker was not a participant in the SERP. In February 2015, the Compensation Committee approved her participation in the SERP, effective the first quarter of 2015. For additional information, see the “Pension Benefits” table located under the section entitled Executive Compensation Tables.

Tax-Qualified 401(k) Plan. The named executive officers are eligible to participate in the 401(k) plan on the same terms as other employees. The 401(k) plan provides that all eligible employees will receive an annual base contribution of 3% of their earnings whether or not they elect to contribute their own compensation into the plan. In addition, we provide a discretionary matching contribution at a rate determined year-to-year. A component of this plan allows participants the option to invest a portion of their contributions and deferrals in Company stock, through a unitized fund. For 2014, we contributed an additional $0.50 for every dollar of an employee’s contribution up to an additional 3% of their earnings for a combined potential employer match of 6% of an employee’s earnings. Earnings recognized under the 401(k) plan for purposes of such employer contributions were limited by applicable regulations to $260,000 for 2014.

Tax-Qualified Defined Benefit Retirement Plan. The Lake Sunapee Bank, fsb, Employees’ Retirement Plan is a tax-qualified defined benefit retirement plan maintained on a frozen basis for certain employees with the retirement benefits attributable to such employees being a function of both their length of employment in terms of years and their respective salary levels up to the date the plan was frozen in 2006. To help offset the diminishment of a post-retirement pension benefit for participating employees who were at or above age 55 years on the date of the freezing of the plan, an annual cash bonus is made to them each year until their termination of employment, based on an established percentage of their total earnings for that year. Mr. McIver receives this annual “pension replacement” bonus, which is reflected in the “Summary Compensation Table” located under the section entitled Executive Compensation Tables.

Executive Salary Continuation Agreements. We and the Bank have entered into parallel executive SCAs with Messrs. Theroux and McIver and Mses. Jacobi and Whitaker. The SCAs provide for payments of $60,000 per year to Mr. Theroux, $50,000 per year to Ms. Jacobi and Mr. McIver and $25,000 per year to Ms. Whitaker for life payable in monthly installments upon each executive’s retirement after attainment of age 65, or in the case of Ms. Jacobi, age 67. The SCAs also provide for an early termination benefit in lump sum upon any termination of service of an executive with the lump sum amount being equal to the amount accrued as a liability under the SCA for accounting purposes as of the date of termination. In addition, in the event of a change in control, the executive is treated as being fully vested for purposes of benefit payments.

The SCAs are unfunded, non-qualified plans that provide for payments to such executive or his or her designated beneficiaries upon the occurrence of certain events, including death, retirement or other termination of service. The SCAs are intended to comply with, and will be administered in order to comply with, Section 409A of the Code, and regulations or other guidance of the Internal Revenue Service published thereunder.

Non-Qualified Deferred Compensation. We have established the SERP as a non-qualified deferred compensation plan for certain executive officers. Under this plan, annual contributions are made during the first quarter of each year equal to a specified percentage of each eligible executive officer’s base salary. The specified percentage was 10% for the contributions made in both 2014 and 2013.

All amounts in the participants’ accounts are deemed to be 100% vested. Upon a participant’s termination of service with us, or a change in control, an amount equal to the balance in such participant’s account will be paid in cash to the participant in a single lump sum, or at such intervals as the participant previously specified in writing, as long as the full amount of the account is distributed within 120 months. Participants are also eligible for hardship distributions at our sole discretion and to the extent permitted under applicable regulations.

Fifty percent of our annual contribution to each participant’s account must be invested in our common stock, with the remaining 50% invested as instructed by the participant. Any income derived from a deemed investment in an investment classification, whether by dividend, capital gain or otherwise, shall be deemed immediately reinvested in the same investment classification. All amounts invested in our common stock shall be subject to terms, conditions and procedures to prevent the occurrence of non-exempt short-swing transactions described in Section 16 of the Exchange Act to assure compliance with our trading policy and applicable federal and state securities laws.

Company-Owned Life Insurance. The named executive officers are also provided the option to enter into split dollar agreements on Company-owned life insurance policies. These agreements provide a death benefit equal to one year’s base salary to named beneficiaries upon death of the Executive, provided the death occurs while employed. There are also Change in Control provisions in these agreements which allow for a vesting of the death benefit upon a Change in Control, providing the beneficiary with the death benefit upon the death of the Executive, regardless of when that death occurs beyond the Change in Control date.

Perquisites. It is our policy to provide for the payment of certain club dues for named executive officers as part of the effort to advance our market penetration. Further, the named executive officers are reimbursed for any out-of-pocket expense associated with their activities on our behalf and have the use of a company-owned vehicle. The named executive officers are obligated to account for the economic value of their personal use of said vehicle and to reflect such additional compensation. For 2014, the value of these perquisites did not exceed $10,000 in the aggregate for any named executive officer. Ms. Jacobi and Ms. Whitaker do not currently have the use of a company-owned vehicle.

Employment and Change of Control Agreements

Employment Agreements. The Compensation Committee believes that our continued success depends, to a significant degree, on the skills and competence of certain senior officers. The employment agreements are intended to ensure that we continue to maintain and retain experienced senior management.

We and the Bank entered into parallel employment agreements with Stephen R. Theroux as President and Chief Executive Officer effective as of June 1, 2012. Mr. Theroux’s employment agreements have an initial term of three years with certain renewal provisions. Mr. Theroux’s employment agreement with us will automatically extend annually for one year, unless previously terminated or either we or Mr. Theroux provides notice that it will not be extended, such that the remaining unexpired term will generally be between two and three years. Mr. Theroux’s employment agreement with the Bank will be subject to extension by the Bank each year, unless previously terminated. Mr. Theroux’s base salary as approved by the Board for 2014 was $415,000 in accordance with his employment agreements. In addition to the base annual salary, his employment agreements provide for, among other things, participation in retirement and employment benefit plans and other fringe benefits available to other executive employees.

In the event of involuntary termination without “cause” or voluntary termination with “good reason,” Mr. Theroux is entitled to receive a severance benefit equal to the (i) payment of base salary through termination date, (ii) benefits payable under employee benefit plans as of the termination date, (iii) continued insurance coverage for the remaining unexpired term, (iv) a lump sum payment equal to the salary and bonus which he would have received had he continued to work for the remaining unexpired term, and (v) at our election, cashout of vested options, stock appreciation rights and restricted stock. Payment of (iii) and (iv) above is contingent on Mr. Theroux executing and not revoking a general release of claims.

Upon Change of Control, as defined in the employment agreements, which results in the termination of Mr. Theroux without cause or certain resignations for good reason, Mr. Theroux will receive the severance benefits described above with such benefits being calculated as if the remaining unexpired term of the agreement was three years. If there is a Change of Control as contemplated under Section 280G of the Code, a portion of the severance benefits provided under the employment agreements might constitute an “excess parachute payment” under current federal tax laws. Federal tax laws impose a 20% excise tax, payable by the executive, on excess parachute payments. Under the employment agreements, we would reimburse Mr. Theroux for the amount of the excise tax and all income and excise taxes imposed on the reimbursement so that he will retain approximately the same net-after tax amounts under the employment agreement that he would have retained if there was no 20% excise tax.

Additionally, Mr. Theroux has agreed to certain non-competition and confidentiality provisions. Following his voluntary termination of employment for any reason other than those outlined above, we are entitled to enjoin his employment for two years with any bank, savings bank, co-operative bank or savings and loan association (or a holding company affiliate of any of the preceding entities) that has one or more deposit offices in any county in which the Bank has a main or branch office.

Change of Control Agreements. We recognize that an important consideration in our ability to attract and retain key personnel is our ability to minimize the potential impact on our management team of the possible disruption associated with our undertaking of strategic opportunities. Accordingly, we believe that it is in the best interest of the Company and its stockholders to provide our key personnel with reasonable financial security in the event of termination of employment following a change in control. As recommended by the Compensation Committee, and approved by the Board, each named executive officer has an agreement with the Company which addresses each executive’s protections in the event of a termination of employment due to a change in control event.

We have change of control agreements with Ms. Jacobi, Mr. McIver, Ms. Whitaker and five other officers. Upon a change of control (as defined in the agreements) resulting in termination of employment under certain circumstances, the officer will receive a lump sum severance payment equal to one year’s annual base salary in effect as of the date of termination, or in the case of Mr. McIver, three years’ annual base salary. In the event that any amounts payable under the change of control agreements would be nondeductible to us by reason of Section 280G of the Code, then such amounts shall be reduced to the extent necessary that such payments will no longer be ineligible for deduction by reason of Section 280G of the Code.

The related severance payments for each named executive officer are detailed in the “Termination and Change in Control Benefits” table located under the section entitled Executive Compensation Tables.

Risk Management

The Senior Vice-President and Chief Risk Officer of the Company conducts an annual review of the Company-wide compensation and benefits programs, and presents findings directly to the Compensation Committee. Based on this review, we believe that any risks arising from our compensation policies and practices for all of our employees, including our Named Executive Officers, are not reasonably likely to have a material adverse effect on the Company.

The Company’s compensation and benefits programs, policies and practices are also included in the operational enterprise-wide risk management system, and thusly reviewed and monitored by the Company’s established Risk Management Committee. Also, our quarterly Federal Deposit Insurance Corporation Improvement Act control audits include testing for compensation and benefits decision-making and implementation at the highest levels.

Say-on-Pay Advisory Vote

At the 2012 annual meeting of stockholders, our stockholders recommended that we hold an advisory vote on executive compensation each year. The Board affirmed the stockholders’ recommendation and will hold “say-on-pay” advisory votes on an annual basis until the next required stockholder vote on “say-on-pay” frequency, which is scheduled to be held at the 2018 annual meeting of stockholders. See “Proposal 3 – Non-Binding Advisory Resolution on the Compensation of the Named Executive Officers” located elsewhere in this proxy statement for more information.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below sets forth the compensation paid to our named executive officers during each of the last three fiscal years. We do not have any other named executive officers other than those listed below.

Name and Principal Position	Year	Salary(1) ($)	Bonus(1) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(2) ($)	All Other Compensation(3) ($)	Total ($)
Stephen R. Theroux Vice Chairman, President and Chief Executive Officer	2014 2013 2012	415,000 350,000 288,864	— 26,250 45,061	305,827 104,600 174,581	60,239 52,607 43,358	781,066 533,457 551,864
Laura Jacobi First SVP, Chief Financial Officer, Chief Accounting Officer and Corporate Secretary	2014 2013 2012	210,422 194,639 170,000	— 53,783 26,545	16,681 — 5,232	34,728 13,469 10,816	261,831 261,891 212,593
William J. McIver Executive Vice President and Chief Operating Officer	2014 2013 2012	275,481 250,000 225,800	9,111 78,789 31,460	122,864 61,795 85,993	43,495 15,494 15,083	450,951 406,078 358,336
Sharon Whitaker First Senior Vice President and Chief Credit Officer	2014	206,500	7,923	105,645	13,337	333,405

(1)	The figures shown for salary and bonus represent amounts earned for the fiscal years presented, whether or not actually paid during such year.
(2)

Includes for each named executive officer the increase (if any) in the present value of the individual’s accrued benefit (whether or not vested) under each tax-qualified and non-qualified actuarial or defined benefit plan calculated by comparing the present value of each individual’s accrued benefit under each such plan in accordance with Statement of Financial Accounting Standards No. 87 as of the plan’s measurement date in each fiscal year to the present value of the individual’s accrued benefit as of the plan’s measurement date in the prior fiscal year. For 2014, these amounts were: (a) $154,218 for the SCA and $151,609 for the defined benefit plan to Mr. Theroux; (b) $3,724 for the SCA and $12,957 for the defined benefit plan to Ms. Jacobi; (c) $83,121 for the SCA and $39, 743 for the defined benefit plan for Mr. McIver; and (d) $9,764 for the SCA and $95,881 for the defined benefit plan for Ms. Whitaker. For the mortality, discount rate and other assumptions used for this purpose, please refer to Note 12 to our Consolidated Financial Statements included in our 2014 Annual Report on Form 10-K.
(3)	Amounts in this column are set forth in the table below and include life insurance premiums, 401(k) employer contributions and contributions to the SERP. The named executive officers participate in certain group life, health, disability insurance and medical reimbursement plans not disclosed in the Summary Compensation Table that are generally available to salaried employees and do not discriminate in scope, terms and operation. In addition, for 2014, the named executive officers were provided certain non-cash perquisites and personal benefits that did not exceed $10,000 in the aggregate for any individual, and are not included in the reported figures.

	Life Insurance Premiums ($)	401(k) Employer Contributions ($)	SERP Contributions ($)	Total ($)
Stephen R. Theroux	3,139	15,600	41,500	60,239
Laura Jacobi	—	13,728	21,000	34,728
William J. McIver	1,560	14,435	27,500	43,495
Sharon Whitaker	490	12,847	—	13,337

Grants of Plan-Based Awards

No grants of plan-based awards were made during the last fiscal year.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding stock options outstanding at December 31, 2014, whether granted in 2014 or earlier, including awards that have been transferred other than for value. Ms. Jacobi, Mr. McIver and Ms. Whitaker did not have any stock options outstanding at December 31, 2014. No named executive officer had any stock awards outstanding at December 31, 2014.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date
Stephen R. Theroux	25,000	13.25	12/30/2015

Option Exercises and Stock Vested

There were no option exercises and no stock vested during 2014.

Pension Benefits

The following table sets forth information regarding pension benefits accrued by the named executive officers during the last fiscal year.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Stephen R. Theroux	Lake Sunapee Bank, fsb, Employees’ Retirement Plan(1)	20.08	794,123	—
	SCA(2)(3)	6.17	587,907	—
Laura Jacobi	Lake Sunapee Bank, fsb, Employees’ Retirement Plan(1)	9.08	39,454	—
	SCA(2)(4)	0.81	3,724	—
William J. McIver	Lake Sunapee Bank, fsb, Employees’ Retirement Plan(1)	8.08	229,653	—
	SCA(2)(5)	6.17	326,467	—
Sharon Whitaker	Lake Sunapee Bank, fsb, Employees’ Retirement Plan(1)	23.08	375,604	—
	SCA(2)(6)	6.17	39,949	—

(1)	The valuation method is based on unit credit, using a discount rate of 4.24%. Mortality is measured by the RP-2014 male and female white-collar worker tables for annuitants and non-annuitants projected using projection scale MP-2014.
(2)	The accrual method is based on FASB Accounting Standards Codification (“ASC”) Topic 710 Double Discount, and the discount rate, representing the effective annual rate, is 4.24%. The mortality table utilized is US 2000, and amounts are calculated through December 31, 2014.
(3)	Mr. Theroux’s SCA was effective on November 1, 2007 and amended on December 15, 2010.
(4)	Ms. Jacobi’s SCA was effective on March 13, 2014.
(5)	Mr. McIver’s SCA was effective on November 1, 2007 and amended on December 15, 2010.
(6)	Ms. Whitaker’s SCA was effective on November 1, 2007 and amended on December 15, 2010.

Non-Qualified Deferred Compensation

As discussed under “Compensation Discussion and Analysis – Pension and Other Benefits” above, we have established the SERP as a non-qualified deferred compensation plan for certain executive officers. Under this plan, annual contributions are made during the first quarter of each year equal to a specified percentage of each eligible named executive officer’s base salary. The specified percentage was 10% for the contributions made in 2014. The following table sets forth information regarding pension benefits accrued pursuant to the SERP by the named executive officers during the last fiscal year.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions(2) ($)	Aggregate Balance at Last FYE ($)
Stephen R. Theroux	—	41,500	42,913	(194)	783,408
Laura Jacobi(1)	—	21,000	1,385	(194)	22,191
William J. McIver(1)	—	27,500	1,829	(194)	29,135
Sharon Whitaker(1)	—	—	—	—	—

(1)	In 2014, the Compensation Committee of the Board approved Ms. Jacobi’s and Mr. McIver’s participation in the SERP, and our initial contributions to their respective accounts were made in the first quarter of 2014. Ms. Whitaker was not a participant in the SERP during 2014.
(2)	These amounts reflect an annual regulatory compliance fee charged to each participant’s account.

Termination and Change in Control Benefits

As discussed under “Compensation Discussion and Analysis – Employment Agreements and Change in Control Agreements” above, as of December 31, 2014, an employment agreement is in place with Mr. Theroux, and change of control agreements are in place with Ms. Jacobi, Mr. McIver and Ms. Whitaker. Summarized and quantified in the following table are estimated payments under these agreements and other established benefits plans assuming a termination event or change of control event occurred on December 31, 2014. The named executive officers also participate in certain group life, health, disability insurance and medical reimbursement plans not disclosed in this table or in the summary compensation table that are generally available to salaried employees and do not discriminate in scope, terms and operation.

Termination Event	Stephen Theroux	Laura Jacobi	William McIver	Sharon Whitaker
Voluntary Resignation(1)
Present Value of SCA(2)	587,907	3,724	326,467	39,949
SERP(3)	783,408	22,191	29,135	—
Vested Stock Options(4)	56,750	—	—	—
Present Value LSB Employees’ Retirement Plan(5)	794,123	39,454	229,653	375,604
Retirement(1)
SERP(3)	783,408	22,191	29,135	—
Vested Stock Options(4)	56,750	—	—	—
Present Value LSB Employees’ Retirement Plan(5)	794,123	39,454	229,653	375,604
Present Value of SCA(2)(6)	587,907	3,724	326,467	39,949
Deferred Incentive Bonus Payout(7)	—	—	—	9,976
Disability(1)(5)
Present Value of SCA(2)	587,907	3,724	326,467	39,949
SERP(3)	783,408	22,191	29,135	—
Vested Stock Options(4)	56,750	—	—	—
Present Value LSB Employees’ Retirement Plan(5)	794,123	39,454	229,653	375,604
Deferred Incentive Bonus Payout(7)	—	—	—	9,976
Death(1)(5)
Present Value of SCA(2)	587,907	3,724	326,467	39,949
SERP(3)	783,408	22,191	29,135	—
Vested Stock Options(4)	56,750	—	—	—
Present Value LSB Employees’ Retirement Plan(5)	794,123	39,454	229,653	375,604
Deferred Incentive Bonus Payout(7)	—	—	—	9,976
Bank-Owned Life Insurance(8)	415,000	—	275,000	206,000
Discharge Without Cause or Resignation With Good Reason – No Change in Control
Present Value of SCA(2)	587,907	3,724	326,467	39,949
SERP(3)	783,408	22,191	29,135	—
Vested Stock Options(4)	56,750	—	—	—
Present Value LSB Employees’ Retirement Plan(5)	794,123	39,454	229,653	375,604
Deferred Incentive Bonus Payout(7)	—	—	—	9,976
Lump Sum Cash Payments(10)	1,293,763	—	—	—
Health /Life Insurances(11)	34,768	—	—	—
Discharge with Cause – No Change of Control(1)
SERP(3)	783,408	22,191	29,135	—
Present Value LSB Employees’ Retirement Plan(5)	794,123	39,454	229,653	375,604

Termination Event	Stephen Theroux	Laura Jacobi	William McIver	Sharon Whitaker
Discharge Without Cause or Resignation With Good Reason – Change of Control Related
SERP(3)	826,908	22,191	29,135	—
Vested Stock Options(4)	56,750	—	—	—
Present Value LSB Employees’ Retirement Plan(5)	794,123	39,454	229,653	375,604
Deferred Incentive Bonus Payout(7)	—	—	—	9,976
Bank-Owned Life Insurance(9)	143,039	—	82,142	52,263
Lump Sum Cash Payments(10)(12)	1,606,050	210,000	825,000	206,000
Health /Life Insurances(11)	43,160	—	—	—
Present Value of Projected SCA(13)	611,916	498,550	505,664	227,769
Tax Gross-Up Payment(14)	838,443	—	—	—
Change of Control – No Termination
SERP(3)	43,500	—	—	—
Vested Stock Options(4)	56,750	—	—	—
Deferred Incentive Bonus Payout(7)	—	—	—	9,976
Present Value of Projected SCA(13)	600,427	533,049	531,280	245,159

(1)	There are no additional benefits paid upon a voluntary resignation, retirement or termination due to disability, death or termination “for cause,” pursuant to any employment agreement or change of control agreement in effect at December 31, 2014.
(2)	For the SCA benefit, in the event that employment of a named executive officer shall terminate prior to the normal retirement age of the executive, whether by voluntary action or involuntary discharge by the Bank without cause, the executive shall be entitled to receive an amount equal to the balance of the executive’s accrued liability retirement account on the date of separation from service, paid in one lump sum 30 days following separation from service.
(3)	Upon the named executive officer’s termination of service, an amount equal to the balance in such executive’s SERP account shall be paid in cash to the executive. In the event of a change in control with termination of employment, the named executive officers who have SERP amounts are entitled to receive the total amount of the balance of their respective SERP accounts. Additionally, Mr. Theroux, who is the only executive whose participation in the SERP began before January 1, 1998, is also entitled, according to Plan provisions, to an additional payment into his SERP in the event of a change in control. The amount of this payment shall be equal to the product of the number of calendar years from the change in control event to the date on which he will attain age 65 years multiplied by 10% of his base salary, assuming at least an annual 4% inflation factor. The amount reflected for Mr. Theroux reflects the balance of his SERP account as of December 31, 2014 plus the additional SERP payment for the change in control based upon 10% of his adjusted base salary for 2015. Assuming a change in control event with no resulting termination of employment as of December 31, 2014, the only amount due to the named executive officers is the additional payment due to Mr. Theroux, which is based on 10% of his adjusted base salary for 2015.
(4)	The value reflected was calculated based on the closing sales price for a share of our common stock on December 31, 2014. Mr. Theroux has 25,000 vested stock options as of December 31, 2014 at an exercise price of $13.25 per share and has no unvested options. The other named executive officers do not have any stock options as of December 31, 2014. Options expire after one year past termination in the case of disability or death (designated beneficiary eligible to receive award) or three months following voluntary or involuntary termination for other reasons, except termination for cause, in which case options are forfeited.
(5)	These amounts reflect the present value of the Bank’s Employees’ Retirement Plan for each named executive officer as of December 31, 2014. As of this date, Mr. Theroux and Mr. McIver have reached the age at which each is eligible for a retirement benefit in accordance with this plan. Accordingly, the estimated annual benefits for life are $58,316 for Mr. Theroux and $14,801 for Mr. McIver should each choose to apply for benefits effective January 1, 2015. These amounts do not reflect any retirement benefits to which the named executive officers may be eligible through their participation in the Bank’s 401(k) plan.

(6)	As of December 31, 2014, none of the named executive officers have reached the normal retirement age as listed in their SCA. Therefore, the amounts represent the present value of their accrued liability accounts.
(7)	Ms. Whitaker earned an award under the senior officer incentive bonus program in 2012 and 2013, the terms of which called for a payout of any earned bonuses over a three-year period. As of December 31, 2014, Ms. Whitaker was entitled to receive a total remaining payout of $9,976. Accrued but unpaid bonuses in accordance with this plan are forfeited in the event of a voluntary resignation or involuntary termination for cause.
(8)	All of the named executive officers, except for Ms. Jacobi, have entered into individual split dollar life insurance agreements with the Bank, for bank-owned life insurance policies. The agreement provides to the executive’s beneficiary a benefit equal to the final annual base salary of the executive if the executive is currently employed when the death occurs.
(9)	Upon a change of control event that results in the involuntary termination of the named executive office (except “for cause” terminations, in which the benefit becomes null and void), the benefit becomes fully vested and payable to the beneficiary upon the death of the executive. The amounts reflected are equal to the expected present value of the economic benefit associated with maintaining their split dollar benefit for life.
(10)	Mr. Theroux’s employment agreement provides for a lump sum cash payment, in an amount equal to the value of the salary and bonus that he would have earned if he had continued employment through the remaining unexpired employment period and had earned the maximum bonus in each calendar year, based on the maximum percentage rate at which a bonus was available to him during the period of three years ending immediately prior to the date of termination. In the case of an involuntary termination without cause or resignation with good reason, the assumption is based on the remaining employment period ending on June 1, 2017. Additionally, in the case of a change in control event with a subsequent termination of employment with the Bank (not including death or disability, or involuntary “for cause”), the remaining unexpired employment period shall be deemed to be three years.
(11)	Mr. Theroux’s employment agreement also provides for continued group life, health, disability insurance benefits and other insurance benefits, and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for him, for the remaining unexpired employment period, coverage equivalent to the coverage provided had he remained employed through the remainder of the employment period ending on June 1, 2017. As with the lump sum salary and bonus, in the case of a change in control event, with a subsequent termination of employment with the Bank (not including death or disability, or involuntary “for cause”), the remaining unexpired employment period shall be deemed to be three years. In the event of a discharge “for cause,” Mr. Theroux shall not have the right to receive compensation or other benefits for any period.
(12)	Ms. Jacobi, Mr. McIver and Ms. Whitaker have change in control agreements in place, which provide a lump sum cash severance payment upon a subsequent termination of employment (except “for cause,” in which there is no payment provided). The amount of this payment is equal to one year’s annual base salary in effect at the time of the termination for Ms. Jacobi and Ms. Whitaker, and three years’ annual base salary for Mr. McIver. Amounts do not reflect any reduction of benefits under these agreements which may occur in the event that these amounts would be nondeductible by reason of Section 280G of the Code.
(13)	Upon a change in control, the named executive officers become 100% vested in the retirement benefit of the SCAs, and shall receive the benefit as if the executive had been continuously employed by the Bank until the executive’s normal retirement age as listed in the agreement. For Mr. Theroux, Mr. McIver and Ms. Whitaker the normal retirement age for purposes of this agreement is 65 years of age, and for Ms. Jacobi, 67 years of age. The retirement benefit shall be paid commencing on the first day of the month following the executive’s normal retirement age as listed in the agreement. The agreements provide for benefit payments of $60,000 per year for Mr. Theroux, $50,000 per year to Ms. Jacobi and Mr. McIver, and $25,000 per year to Ms. Whitaker, for life payable in monthly installments. The amounts reflect the present value of remaining obligation at retirement for each named executive officer.
(14)	Under his employment agreement, Mr. Theroux is entitled to a tax gross-up payment equal to the excise tax that would be applicable on “excess parachute payments” due to the change in control (which includes an amount equal to the gross-up payment) plus federal and state income taxes on the gross-up payment. It is assumed, for this purpose that independent consultants or auditors will have determined the amount of the excess parachute payments; no such determination by these parties was in fact obtained for purposes of this disclosure.

DIRECTOR COMPENSATION

COMPENSATION

Each non-employee director receives an annual retainer of $20,000, payable in equal quarterly installments, plus an additional $500 for each committee meeting attended. The chairs of the Audit Committee and Compensation Committee each receives additional annual retainers of $6,500 and $6,000, respectively, payable in equal quarterly installments for their service on those committees. In addition, non-employee members of the Executive Committee receive $5,000 per year, payable in equal quarterly installments. Non-employee directors are also eligible for awards under our 2014 Plan. Directors are also entitled to the protection of certain indemnification provisions in our Certificate of Incorporation and Bylaws.

The following table sets forth information concerning compensation accrued or paid to our non-employee directors during the year ended December 31, 2014, for their service on our Board. Directors who are also our employees receive no additional compensation for their service as directors and are not set forth in the table below.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	All Other Compensation ($)		Total ($)
Leonard R. Cashman	53,500	22,125	—		75,625
Steven H. Dimick	25,000	22,125	28,000	(4)	75,125
Stephen W. Ensign	70,625	22,125	140,000	(5)	232,750
Catherine A. Feeney	30,000	22,125	—		52,125
Stephen J. Frasca	28,000	22,125	—		50,125
William C. Horn	69,325	22,125	—		91,450
Peter R. Lovely	65,855	22,125	—		87,980
Jack H. Nelson	29,500	22,125	—		51,625
John P. Stabile II	32,000	22,125	—		54,125
Joseph B. Willey	20,000	22,125	—		42,125

(1)	Includes retainer payments, meeting fees and committee and/or chairmanship fees earned during the fiscal year, whether such fees were paid currently or deferred.
(2)	Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to restricted stock awards and option awards granted to the directors. For more information concerning the assumptions used for these calculations, please refer to Note 11 to our Consolidated Financial Statements, included in our 2014 Annual Report on Form 10-K.
(3)	As of December 31, 2014, each director had the following options and shares of restricted stock outstanding:

Name	Options Outstanding (#)	Restricted Stock Outstanding (#)
Leonard R. Cashman	5,000	4,500
Steven H. Dimick	—	1,500
Stephen W. Ensign	30,000	9,500
Catherine A. Feeney	—	1,500
Stephen J. Frasca	—	1,500
William C. Horn	5,000	4,500
Peter R. Lovely	5,000	4,500
Jack H. Nelson	5,000	4,500
John P. Stabile II	—	1,500
Joseph B. Willey	5,000	4,500

(4)	Amount reflects amount received under the consulting agreement entered into with Mr. Dimick, which is described below.
(5)	Amount reflects $50,000 of SERP contributions and $90,000 received under a consulting agreement entered into with Mr. Ensign, which is described below.

CONSULTING AGREEMENTS

On February 14, 2013, we and the Bank entered into a consulting services letter agreement with Mr. Ensign. Mr. Ensign’s consulting agreement has an initial term commencing on May 1, 2013 and ending on May 1, 2018, which will automatically extend for successive one-year periods, unless either party provides notice of its intention not to extend the term at least 30 days prior to the applicable renewal date. Mr. Ensign’s annual consulting fee is $90,000. In the event that we or the Bank terminate Mr. Ensign’s consulting agreement during the initial five-year term without “cause” (as defined in his employment agreements with us and the Bank, both of which terminated on May 1, 2013), he will receive a lump sum payment equal to the lesser of (i) $90,000 or (ii) the consulting fees that would have been paid through the expiration of the initial five-year term had such termination not occurred. In addition, all outstanding unvested equity awards held by Mr. Ensign will become fully vested and exercisable on the effective date of the termination of his consulting agreement.

On November 12, 2013, in connection with our acquisition of Central Financial Corporation, we and the Bank entered into a consulting services letter agreement with Mr. Dimick. Pursuant to his consulting agreement, Mr. Dimick will assist with various projects, including transition services, maintaining relationships with customers, community organizations and vendors, and otherwise assisting with special projects as may be requested by us. Mr. Dimick’s consulting agreement has an initial term commencing on November 1, 2013 and ending on April 30, 2014. Mr. Dimick’s monthly consulting fee is $7,000.

TRANSACTIONS WITH RELATED PERSONS

From time to time, we make loans to our directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to us, and neither involve more than normal risk of collectability nor present other unfavorable features. Such loans are submitted to the Executive Committee or to the loan review committee for approval before being made, subject to ratification at the next meeting of the full Board. Board approval (with the interested person abstaining) is required on aggregate loans to such persons in excess of 5% of the Bank’s unimpaired capital and surplus, or more than $500,000. In addition, a limit has been imposed on aggregate loans to an executive officer of the higher of 2.5% of the Bank’s capital and unimpaired surplus but no more than $100,000 excluding certain home and education loans. None of such loans have been disclosed by the Bank as nonaccrual, past due, restructured or potential problems. At December 31, 2014, loans to non-employee directors and their associates totaled $1,034,526, including unused lines of credit.

Compensation and consulting arrangements for our named executive officers and directors are described above under the sections “Compensation Disclosure and Analysis” and “Director Compensation” located elsewhere in this proxy statement.

Other than ordinary course lending transactions and compensation arrangements, there were no transactions since January 1, 2014 to which we were a participant or will be a participant, and in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our common stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to report to the SEC their initial ownership of our common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and we are required to disclose in this proxy statement any late filings or failures to file.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no other reports were required during the fiscal year ended December 31, 2014, we believe that, during the 2014 fiscal year, all of our executive officers and directors complied with all Section 16(a) filing requirements applicable to them.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

The following table shows certain information for any person who we know “beneficially owned” 5% or more of our common stock as of March 1, 2015. Persons and groups that beneficially own in excess of 5% of our common stock are required to file certain reports with the SEC regarding such beneficial ownership. For purposes of the table below and the table set forth under “Directors and Our Named Executive Officers,” a person is deemed to be the beneficial owner of any shares of our common stock (i) over which the person has or shares, directly or indirectly, voting or investment power, or (ii) of which the person has a right to acquire beneficial ownership at any time within 60 days of March 1, 2015. “Voting Power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares. We obtained the information provided in the following table from filings with the SEC.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
None

DIRECTORS AND OUR NAMED EXECUTIVE OFFICERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 1, 2015, by: (i) each director, (ii) each named executive officer and (iii) all our directors and named executive officers as a group. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock listed next to his or her name.

Name of Beneficial Owner	Position with New Hampshire Thrift Bancshares	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Leonard R. Cashman(2)	Director	44,478	*
Steven H. Dimick(3)	Director	5,849	*
Stephen W. Ensign(4)	Chairman of the Board	189,917	2.29%
Catherine A. Feeney(5)	Director	4,900	*
Stephen J. Frasca(6)	Director	50,001	*
William C. Horn(7)	Director	18,924	*
Laura Jacobi(8)	First Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Corporate Secretary	3,444	*
Peter R. Lovely(9)	Director	80,854	*
William J. McIver(10)	Executive Vice President and Chief Operating Officer	15,396	*
Jack H. Nelson(11)	Director	22,125	*
John P. Stabile II(12)	Director	6,600	*
Stephen R. Theroux(13)	Director, Vice Chairman, President and Chief Executive Officer	122,534	1.48%
Sharon Whitaker(14)	First Senior Vice President and Chief Credit Officer	13,229	*
Joseph B. Willey(15)	Director	104,494	1.26%
Total owned by directors and executive officers as a group (14 persons)		682,745	8.18%

*	Less than 1% of the total outstanding shares of common stock.
(1)	Based on a total of 8,263,068 shares of our common stock outstanding as of March 1, 2015, plus any shares of common stock such person or group has the right to acquire within 60 days of March 1, 2015.
(2)	Includes (i) 28,284 shares of common stock held by Mr. Cashman, (ii) 7,434 shares of common stock held jointly by Mr. Cashman and his wife, (iii) 1,310 shares of common stock held by his wife, (iv) 2,200 shares of common stock held by his wife’s SERP, (v) 250 shares of common stock held in his wife’s IRA and (vi) 5,000 shares of common stock issuable upon the exercise of stock options within 60 days of March 1, 2015.
(3)	Includes 5,849 shares of common stock held by Mr. Dimick for which he has sole voting power.
(4)	Includes (i) 65,746 shares of common stock held by Mr. Ensign, (ii) 45,976 shares of common stock held by the Stephen W. Ensign Trust, (iii) 33,830 shares of common stock held in a SERP, (iv) 14,365 shares of common stock held in our 401(k) plan for the benefit of Mr. Ensign and (v) 30,000 shares of common stock issuable upon the exercise of stock options within 60 days of March 1, 2015.
(5)	Includes 4,900 shares of common stock held by Ms. Feeney. Ms. Feeney shares voting and investment power over such shares with Michael R. Feeney.
(6)	Includes (i) 27,170 shares of common stock held by Mr. Frasca, (ii) 3,408 shares of common stock held in Mr. Frasca’s IRA, (iii) 15,915 shares of common stock held by the Jane E. Frasca Revocable Trust and (iv) 3,508 shares of common stock held in his wife’s IRA.
(7)	Includes (i) 5,500 shares of common stock held by Mr. Horn, (ii) 8,282 shares of common stock held in the William C. Horn Revocable Trust, (iii) 142 shares of common stock held in Mr. Horn’s IRA, and (iv) 5,000 shares of common stock issuable upon the exercise of stock options within 60 days of March 1, 2015.

(8)	Includes (i) 2,927 shares of common stock held in a SERP and (ii) 517 shares of common stock held in our 401(k) plan for the benefit of Ms. Jacobi.
(9)	Includes (i) 8,500 shares of common stock held by Mr. Lovely, (ii) 38,540 shares of common stock held jointly by Mr. Lovely and his wife, (iii) 2,596 shares of common stock held in his wife’s IRA, (iv) 26,218 shares of common stock held in Mr. Lovely’s IRA and (v) 5,000 shares of common stock issuable upon the exercise of stock options within 60 days of March 1, 2015.
(10)	Includes (i) 3,819 shares of common stock held in a SERP and (ii) 11,577 shares of common stock held in our 401(k) plan for the benefit of Mr. McIver.
(11)	Includes (i) 17,125 shares of common stock held by Mr. Nelson and (ii) 5,000 shares of common stock issuable upon the exercise of stock options within 60 days of March 1, 2015.
(12)	Includes 6,600 shares of common stock held by Mr. Stabile for which he has sole voting power.
(13)	Includes (i) 32,154 shares of common stock held jointly by Mr. Theroux and his wife, (ii) 53,381 shares of common stock held in a SERP, (iii) 11,999 shares of common stock held in our 401(k) plan for the benefit of Mr. Theroux and (iv) 25,000 shares of common stock issuable upon the exercise of stock options within 60 days of March 1, 2015.
(14)	Includes (i) 400 shares of common stock held jointly by Ms. Whitaker and Roger Whitaker and (ii) 12,829 shares of common stock held in our 401(k) plan for the benefit of Ms. Whitaker.
(15)	Includes (i) 54,524 shares of common stock held by Mr. Willey, (ii) 44,970 shares of common stock held in Mr. Willey’s IRA and (iii) 5,000 shares of common stock issuable upon the exercise of stock options within 60 days of March 1, 2015.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Set forth below is certain information, as of December 31, 2014, concerning our equity compensation plans for which the Company has previously obtained stockholder approval and our equity compensation plans for which the Company has not previously obtained stockholder approval:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders:
2004 Stock Incentive Plan	113,500	13.25	—
2014 Stock Incentive Plan	—	—	410,000
Equity compensation plans not approved by stockholders	—	—	—

Total	113,500	13.25	410,000

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker.

You may also request an additional proxy statement and annual report by sending a written request to:

Laura Jacobi, Corporate Secretary

New Hampshire Thrift Bancshares, Inc.

9 Main Street, P.O. Box 9

Newport, New Hampshire 03773

Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

We know of no other business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the meeting, it is the intention of the persons named as proxies in the attached proxy card to vote the shares represented thereby in accordance with their best judgment and in their discretion, and authority to do so is included in the proxy.

By Order of the Board of Directors,

Laura Jacobi

Corporate Secretary

Newport, New Hampshire

April 1, 2015

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 7:00 a.m., Eastern Time, on May 14, 2015.

Vote by Internet • Go to www.envisionreports.com/NHTB • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE

  BOTTOM PORTION   IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors unanimously recommends a vote FOR all the nominees named in Item 1 and a vote
FOR each of the proposals listed in Items 2, 3, 4 and 5.

1.	Election of Directors:	For	Against	Abstain			For	Against	Abstain

	01 - Catherine A. Feeney	☐	☐	☐	2.	Ratification of the appointment of Shatswell, MacLeod & Co., P.C. as independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐
	02 - William C. Horn	☐	☐	☐	3.	Consideration and approval of a non-binding advisory resolution on the compensation of our named executive officers.	☐	☐	☐
	03 - Jack H. Nelson	☐	☐	☐	4.

Consideration and approval of an amendment to our Amended and Restated Certificate of Incorporation to change the name of our company from New Hampshire Thrift Bancshares, Inc. to Lake Sunapee Bank Group.

							☐	☐	☐
	04 - Joseph B. Willey	☐	☐	☐	5.	Consideration and approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 30,000,000.	☐	☐	☐

The undersigned hereby acknowledges receipt of the Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Stockholders and the Proxy Statement, dated April 1, 2015, for the 2015 Annual Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted “FOR” the election of all nominees listed in Item 1 and “FOR” each of the proposals listed in Items 2, 3, 4 and 5.

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance	☐
Mark the box to the right if you plan to attend the Annual Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporate or partnership proxies should be signed by an authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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                020USB

2015 Annual Meeting

2015 Annual Meeting of

New Hampshire Thrift Bancshares, Inc. Stockholders

Thursday, May 14, 2015, 10:00 AM Eastern Time

Lake Sunapee Bank, 1868 Room

9 Main Street

Newport, NH 03773

IMPORTANT ANNUAL MEETING INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 14, 2015

THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT:

www.envisionreports.com/NHTB

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

REVOCABLE PROXY - NEW HAMPSHIRE THRIFT BANCSHARES, INC.

Notice of 2015 Annual Meeting of Stockholders

This Proxy is solicited on behalf of the Board of Directors of New Hampshire Thrift Bancshares, Inc. for the Annual Meeting of Stockholders to be held on May 14, 2015

The undersigned stockholder of New Hampshire Thrift Bancshares, Inc. hereby appoints Stephen W. Ensign and Stephen R. Theroux, and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of New Hampshire Thrift Bancshares, Inc. held of record by the undersigned on March 20, 2015 at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., Eastern time, on May 14, 2015, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 1, 2015, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.